UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): January 28, 2011

Rock-Tenn Company
(Exact name of registrant as specified in charter)

Georgia	001-12613	62-0342590
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

504 Thrasher Street, Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)

(770) 448-2193
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a vote of Security Holders

(a)  Annual Meeting of Shareholders

The Company held its annual meeting of shareholders on January 28, 2011 at which we submitted the following matters to a vote of our shareholders:

(b) Election of Directors

Votes cast for or withheld regarding four individuals nominated for election to serve on our board of directors for a term expiring in 2014 were as follows:

	For	Withheld	Broker Non- Vote
J. Powell Brown	18,798,127	10,347,933	4,116,645
Robert M. Chapman	28,671,233	474,827	4,116,645
Russell M. Currey	28,023,897	1,122,163	4,116,645
G. Stephen Felker	28,162,206	983,854	4,116,645

Additional directors, whose term of office as directors continued after the meeting, are as follows:

Term expiring in 2012	Term expiring in 2013
James A. Rubright	Robert B. Currey
Bettina M. Whyte	Lawrence L. Gellerstedt, III
James E. Young	John W. Spiegel

(c) Other Matters

Votes cast for or against, as well as the number of abstentions and broker non-votes regarding each other matter voted upon at the meeting, were as follows:

	For	Against	Abstain	Broker Non- Vote
Ratify the Appointment of Ernst & Young LLP to
Serve as Independent Registered Public
Accounting Firm	33,053,807	122,143	86,755	0
Advisory vote on executive compensation	27,645,564	1,242,767	257,729	4,116,645

	1 year	2 years	3 years	Abstain	Broker Non-Vote
Advisory vote on the frequency of holding
future advisory votes on executive
compensation	21,063,690	699,076	5,026,839	281,528	6,191,572

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK-TENN COMPANY
(Registrant)

Date:	January 28, 2011	By:	/s/ Steven C. Voorhees
Steven C. Voorhees
Executive Vice-President, Chief Financial Officer
And Chief Administrative Officer (Principal Financial Officer)

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